UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2024

GLOBE LIFE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)
3700 South Stonebridge Drive, McKinney, Texas 75070
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 569-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchanged on which registered
Common Stock, $1.00 par value per share	GL	New York Stock Exchange
4.250% Junior Subordinated Debentures	GL PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01    Other Events.

Globe Life Inc. (the “Company”) recently received communications from an unknown threat actor seeking to extort money from the Company in exchange for not disclosing certain information held and used by the Company and its independent agents. After becoming aware of this, the Company immediately activated its incident response plan and, with the assistance of experienced counsel and external cybersecurity experts, launched an investigation. The Company has reported this extortion attempt to and is cooperating with federal law enforcement.

Based on the Company’s investigation to date, which remains ongoing, the Company believes that information relayed to the Company by the threat actor may relate to certain customers and customer leads that can be traced to the Company’s subsidiary, American Income Life Insurance Company. This information includes certain personally identifiable information categories such as names, email addresses, phone numbers, postal addresses, and in some instances Social Security numbers, health-related data, and other policy information for approximately 5,000 individuals; however, the total number of potentially impacted persons or the full scope of information possessed by the threat actor has not been fully verified. This information does not appear to contain personally identifiable financial information such as credit card data or banking information. Most recently, the threat actor also shared information about a limited number of individuals to short sellers and plaintiffs’ attorneys. The threat actor claims to possess additional categories of information, which claims remain under investigation and have not been verified.

To date, the extortion attempts have not involved the use of ransomware or resulted in an interruption to the Company’s systems, services, or business operations. The Company will notify individuals affected by this incident, take steps as needed to protect and remediate the impact for them, and continue to communicate with regulatory authorities. As of the date of this filing, the Company believes this incident has not materially impacted its operations and does not expect this incident is reasonably likely to have a material impact on the Company, including its financial condition or results of operations.

Forward-Looking Statements

Certain statements made in Item 8.01 of this Current Report on Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “intend,” “potential,” “should,” “expect,” “anticipate” or comparable terminology. Such forward-looking statements are based upon current beliefs and expectations but are inherently subject to certain risks and uncertainties, many of which the Company cannot predict with accuracy and some of which are beyond the Company’s control, and involve factors that may cause actual results to differ materially from those expected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors under the headings “Cautionary Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as further amended and supplemented by the Company’s other filings with the Commission. These forward-looking statements speak only as of the date of this report, and the Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE LIFE INC.

Date: October 17, 2024

/s/ Christopher T. Moore
Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary